Exhibit 99.5
VERTEX ENERGY, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

In May 2008, Vertex Holdings, L.P., formerly known as Vertex Energy, L.P. (“Vertex LP”), Vertex Energy, Inc., a Nevada corporation (“Vertex Nevada”), Vertex Merger Sub, LLC, a California limited liability company (“Merger Sub”), and Benjamin P. Cowart, as agent for the shareholders of Vertex Nevada, on the one hand, and World Waste Technologies, Inc., a publicly traded California corporation(“World Waste”), on the other hand, entered into an amended and restated agreement and plan of merger (the ”Merger Agreement”).

At a special meeting of its shareholders held on March 6, 2009, the holders of a majority of the outstanding shares of each of World Waste’s common stock, Series A preferred stock and Series B preferred stock, adopted the merger agreement among World Waste, Vertex LP, a Texas limited partnership, the Company, Vertex Merger Sub, LLC, a California limited liability company and wholly-owned subsidiary of the Company, and Benjamin P. Cowart, as agent for the shareholders of Vertex Nevada.

The merger closed on April 16, 2009.  Upon consummation of the merger, World Waste merged into Merger Sub, and the Company succeeded to World Waste’s reporting obligations under the Securities Exchange Act of 1934, as amended.

As part of the merger, Vertex Nevada assumed up to $1.6 million of Vertex LP’s indebtedness and certain other specified obligations of Vertex LP, World Waste provided consideration of $4.4 million (comprised of a cash payment of $3.4 million and forgiveness of a $1.0 million loan made to Vertex LP in February 2009), World Waste provided $2.2 million of cash to Vertex Nevada. Each outstanding share of World Waste’s common stock was exchanged for 0.10 share of common stock, par value $0.001 per share, of the Company, each share of World Waste’s Series A preferred stock outstanding was exchanged for 0.4062 shares of the Company’s Series A preferred stock, par value $0.001 per share, and each outstanding share of World Waste’s Series B preferred stock was exchanged for 11.651 shares of the Company’s Series A preferred stock.  Each option and warrant to acquire a share of World Waste’s common stock was exchanged for options and warrants to acquire common stock of the Company at the same conversion rate as the common stock.   As a result of the foregoing, the total number of shares of common stock immediately following the merger is 8,261,659 shares, and there were 4,726,442 shares of Series A preferred stock outstanding.

As a result of the merger, the counterparties to the merger transaction became the holders of approximately 42% of the combined entity’s outstanding voting securities. Benjamin P. Cowart, who beneficially owns 39% of the combined entity’s common stock, entered into voting agreements with other shareholders whereby he controlled approximately 58% of the Company’s total voting common stock as to the vote of four of Vertex Nevada’s five Directors for three years.  The following unaudited pro forma combined balance sheet has been derived from the unaudited balance sheet of World Waste, an unaudited balance sheet reflecting certain assets and liabilities of Vertex LP, and an unaudited balance sheet of Vertex Energy, Inc., in each case at March 31, 2009, and adjusts such information to give effect to the merger as if it had occurred on March 31, 2009.

The following unaudited pro forma combined statement of operations for the three months ended March 31, 2009 has been derived from the unaudited statement of operations for World Waste and Vertex LP and the unaudited statement of operations for Vertex Energy, Inc., in each case giving effect to the merger as though it had occurred on January 1, 2009. The unaudited pro forma combined statement of operations for the year ended December 31, 2008 has been derived from the audited statements of operations for Vertex Energy, Inc., Vertex LP and World Waste giving effect to the merger as though it has occurred on January 1, 2008.

The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available and, in management’s opinion, provide a reasonable basis for the fair presentation of the estimated effects attributable directly to the merger. The pro forma combined financial information is being presented for illustrative purposes only, and this information should not be relied upon for purposes of making any investment or other decisions.

The unaudited pro forma combined financial information may have been different had the companies actually been combined as of January 1, 2008 or January 1, 2009. All information contained herein should be read in conjunction with the financial statements and notes thereto of Vertex Nevada and World Waste included elsewhere in this proxy statement, and the notes to the unaudited pro forma combined financial information included herein.

VERTEX ENERGY, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
MARCH 31, 2009

	Certain assets and liabilities of Vertex Holdings, LP	Vertex Energy Inc.	Pro forma Adjustments (Note 1)		Pro forma Vertex entities	World Waste Technologies, Inc.		Pro forma Adjustments (Note 1)		Vertex Energy, Inc. Pro forma Adjusted
ASSETS
Current assets
Cash	$22,753	$––	$(22,753)	b	$––	$5,848,182		$(3,728,449)	a	$2,119,733
Accounts receivable, net	583,513	––	(583,513)	b	––	––		––		––
Accounts receivable-related parties	1,795,996	––	(1,795,996)	b	––	––		––		––
Due from partnership	140,000	––	(140,000)	b	––	––		––		––
Inventory	651,933	––	(651,933)	b	––	––		––		––
Prepaid expenses	200,359	––	(200,359)	b	––	145,733		––	h	145,733
Note receivable	––	––	––		––	1,000,000	k	(1,000,000)		––
Total Current Assets	3,394,554	––	(3,394,554)	b	––	6,993,915		(4,728,449)		2,265,466
Noncurrent assets
Machinery and equipment, net	10,449	––	(10,449)	c	––	––		$––		$––
Deposits	––	––	––		––	––		––		––
Total Noncurrent Assets	10,449	––	(10,449)		––	––		––		––
Total assets	$3,405,003	$––	$(3,405,003)		$––	$6,993,915		$(4,728,449)		$2,265,466
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,497,171	$––	$(2,497,171)	b	$––	$127,599		$(127,599)	a,h	$––
Accounts payable-related parties	1,479,977	––	(1,479,977)	b	––	––		––		––
Other current liabilities	––	––	––		––	200,850		(200,850)	a,h	––
Due to related parties	––	––	1,600,000	d	1,600,000	––		––		1,600,000
Total Current Liabilities	3,977,148	––	(2,377,148)		1,600,000	328,449		(328,449)		1,600,000
Total liabilities	3,977,148	––	(2,377,148)		1,600,000	328,449		(328,449)		1,600,000
Convertible redeemable preferred stock, par value $0.001 per share(World Waste)	––	––	––		––	35,672,272		(35,672,272)	e	––
Commitments and contingencies(g)
Common stock (World Waste)	––	––	––		––	27,595		(27,595)	e	––
Common stock, par value $0.001 per share (Vertex Energy, Inc.) - 750,000,000 shares authorized; 8,261,659 issued and outstanding	––	––	––		––	––		8,262	e	8,262
Preferred Stock Series A, par value $0.001 per share (Vertex Energy, Inc.): 5,000,000 shares authorized; 4,726,442 issued and outstanding	––	––	––		––	––		4,726	e	4,726
Additional paid-in capital	––	125,555	(1,600,000)		(1,474,445)	59,605,371		(57,352,893)	i	778,033
Accumulated deficit	––	(125,555)	––		(125,555)	(88,639,772)		88,639,772	f	(125,555)
Accumulated comprehensive loss	––	––	––		––	––		––		––
Partners’ capital	(572,145)	––	572,145		––	––		––		––
Stockholders’ equity	(572,145)	––	(1,027,855)		(1,600,000)	(29,006,806)		31,272,272		665,466
Total liabilities and stockholders’ equity	$3,405,003	$––	$(3,405,003)		$––	$6,993,915		$(4,728,449)		$2,265,466

See accompanying notes to unaudited pro forma combined financial statements

VERTEX ENERGY, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2009

	Certain assets and liabilities of Vertex Holdings, LP	Vertex Energy Inc.	Pro forma Adjustments (Note 1)	Pro forma Vertex entities	World Waste Technologies, Inc.	Pro forma Adjustments (Note 1)		Vertex Energy, Inc. Pro forma Adjusted
Revenues	$7,709,263	$––	$––	$7,709,263	$––	$––		$7,709,263
Revenues - related parties	147,871	––	––	147,871	––	––		147,871
Total revenues	7,857,134	––	––	7,857,134	––	––		7,857,134
Cost of revenues	7,838,642	––	––	7,838,642	––	––		7,838,642
Gross profit	18,492	––	––	18,492	––	––		18,492
Research and development expense	––	––	––	––	––	––		––
Selling, general, and administrative expenses	597,999	34,377	––	632,376	834,340	––		1,466,716
Income (loss )from operations	(579,507)	(34,377)	––	(613,884)	(834,340)	––		(1,448,224)
Interest income (expense)	––	––	––	––	18,468	––		18,468
Other (income) expense	––	––	––	––	––	––		––
Net income (loss)	$(579,507)	$(34,377)	$––	$(613,884)	$(815,872)	$––		$(1,429,756)
Preferred stock dividend and amortization of beneficial conversion feature, warrant discount and offering costs	––	––	––	––	(2,618,037)	2,618,037	f	––
Net income (loss) attributable to common shareholders	$––	$––	$––	$––	$(3,433,909)	$3,433,909		$––
Basic and diluted earnings (loss) per share	––	––	––	––	$(0.12)	––		$(0.17)
Weighted average number of shares used in calculation	––	––	––	––	27,596,491	––		8,355,743	e

See accompanying notes to unaudited pro forma combined financial statements

VERTEX ENERGY, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2008
	Certain assets and liabilities of Vertex Holdings, LP	Vertex Energy Inc.	Pro forma Adjustments (Note 1)	Pro forma Vertex entities	World Waste Technologies, Inc.	Pro forma Adjustments (Note 1)		Vertex Energy, inc. Pro forma Adjusted
Revenues	$62,170,275	$––	$––	$62,170,275	$––	$––		$62,170,275
Revenues - related parties	3,043,019	––	––	3,043,019	––	––		3,043,019
Total revenues	65,213,294	––	––	65,213,294	––	––		65,213,294
Cost of revenues	63,333,141	––	––	63,333,141	––	––		63,333,141
Gross profit	1,880,153	––	––	1,880,153	––	––		1,880,153
Research and development expense	––	––	––	––	16,359	––		16,359
Selling, general, and administrative expenses	2,157,265	91,178	––	2,248,443	4,832,861	––		7,081,304
Income (loss )from operations	(277,112)	(91,178)	––	(368,290)	(4,849,220)	––		(5,217,510)
Interest income (expense)	––	––	––	––	235,641	(193,246)	j	42,395
Other (income) expense	––	––	––	––	(332,771)	––		(332,771)
Net income (loss)	$(277,112)	$(91,178)	$––	$(368,290)	$(4,946,350)	$(193,246)		$(5,507,886)
Preferred stock dividend and amortization of beneficial conversion feature, warrant discount and offering costs	––	––	––	––	(10,259,231)	10,259,231	f	––
Net income (loss) attributable to common shareholders	$––	$––	$––	$––	$(15,205,581)	$15,205,581		$––
Basic and diluted earnings (loss) per share	––	––	––	––	$(0.55)	––		$(0.66)
Weighted average number of shares used in calculation	––	––	––	––	27,594,313	––		8,355,743	e

See accompanying notes to unaudited pro forma combined financial statements

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1. PRO FORMA ASSUMPTIONS AND ADJUSTMENTS:

The merger was accounted for as a reverse acquisition of World Waste, pursuant to which Vertex Nevada is considered to be the accounting acquirer.  In the merger, the shareholders of World Waste exchanged 100% of their shares for approximately 42% of the total capital stock of Vertex Nevada.  Vertex Nevada is the continuing entity for financial reporting purposes.  Accordingly, the reverse merger was accounted for as a recapitalization of Vertex Nevada.

Immediately prior to the merger, World Waste was required to satisfy all of its liabilities. As part of the merger, World Waste made a $3.4 million cash payment to certain shareholders of Vertex Nevada, forgave a $1.0 million note due from the same shareholders, and transferred its remaining cash to Vertex Nevada.

Pursuant to the terms of the merger, no assets or liabilities of Vertex Nevada that are reflected on its historical balance sheet (other than up to $1.6 million of liabilities) were transferred to the combined entity. Accordingly, all such assets and liabilities remained with Vertex LP and are not part of the combined company.

EITF 98-3 “Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business” outlines the criterion necessary to exist in order to determine that a transfer constitutes a business for accounting purposes. Paragraph 6 details the specific determination process and factors, which, as applied to the merger, are summarized below:

With respect to the inclusion of long-lived assets, including intangible assets, or rights to the use of long-lived assets, under the terms of the merger agreement, there were no assets transferred to Vertex Nevada because Vertex Nevada currently contracts on a fee-paid basis for the use of all assets it deems to be necessary to conduct its operations, from either independent third-parties or related-parties. These contracted assets will remain available to Vertex Nevada under the same, or substantially similar, terms going forward. Management of the Vertex Nevada has chosen to contract for the use of assets rather than purchase or build and own them in order to provide flexibility in its capital equipment requirements in the event there is a need for more or less capacity due to rapid growth or contraction in the future. Vertex Nevada expects that it will continue to rely on contracts for access to assets going forward, to avoid the initial capital expenditures that would be required to build its own facilities. Management believes that contracting for, instead of buying or building, capital infrastructure is a prudent business decision because in addition to allowing Vertex Nevada to avoid large initial capital outlays and ongoing depreciation charges and maintenance expenditures related to such capital outlays, it also enables the combined entity to grow more quickly because it needs only to raise the working capital necessary to accommodate expected future growth rather than having to raise both working capital and investment capital.

With respect to the transfer of intellectual property, Vertex Nevada does not include any patented products or processes. The Vertex name and its related associations are licensed to the combined entity, Vertex Energy, Inc.

With respect to the ability to obtain access to necessary materials or rights, vendor listings and relationships will transfer to the combined entity. All of the business activities relating to the Vertex Nevada business segments were transferred to the combined entity. Similarly, supplies and raw material contracts will transfer to the combined entity.

With respect to employees, all employees of Vertex LP that were engaged in the Vertex Nevada business transferred to the combined entity, including the chief executive officer.

With respect to the business processes that are necessary for normal, self-sustaining operations, the strategic management processes, operational processes, and resource management processes were all transferred from Vertex LP and will continue specifically within and for the benefit of the combined company.

Finally, the customers of the transferred business are expected to remain the same as a result the merger. Any contracts with customers are being assigned to the combined entity and the petroleum products sold will be the same as those sold by the transferred segments of Vertex LP.

NOTE 1. PRO FORMA ASSUMPTIONS AND ADJUSTMENTS (CONTINUED):

Because all criterion of EITF 98-3 are met under the terms of the merger, and all of the inputs and processes necessary to continue to conduct normal operations and sustain a revenue stream are being transferred in the merger, the combined company accounted for the transfer of the segments to the combined entity as the transfer of a business.

The operating results of World Waste have been included in the pro forma statement of operations. World Waste operating results reflect its biomass gasification development and costs of being a publicly traded company. Because Vertex Energy, Inc. expects to focus on its core business primarily within the recycled petroleum products industry, the historical pro forma information is not necessarily indicative of future results.

The pro forma financial statements make certain assumptions with respect to the continuity of certain contracts and agreements with suppliers and customers, to which no assurance of future continuity can be provided.

a.           Reflects the following adjustments:

Removal of Vertex Holdings, LP cash balance (see note b)	$(22,753)
Settlement of outstanding World Waste obligations (see note h)	(328,449)
Payment to existing Vertex Holdings, LP shareholders	(3,400,000)
Other adjustments to pro forma cash	$(3,728,449)

Assumes that any remaining cash held by World Waste will be used by World Waste to satisfy any liabilities that exist as of the closing of the merger and that accrued subsequent to March 31, 2009.

b.           To reflect that pursuant to the merger, all of Vertex Nevada’s assets and liabilities reflected on its historical balance sheet remain with Vertex LP and did not transfer to the combined entity.

c.           Assumes that these assets have no (or de minimis) value as of the closing of the merger.

d.           To reflect the assumption by Vertex Nevada of $1.6 million of Vertex LP’s liabilities (which is not included in the historical financial statements of Vertex Nevada because it was incurred in connection with activities unrelated to the Vertex Nevada business).

e.           The capitalization of Vertex Nevada immediately following the merger was as follows:

Vertex Nevada common stock

Former World Waste common stock*	2,759,659

Attributable to Vertex LP partners	5,502,000

Total initial common stock	8,261,659

Former World Waste nominally priced stock options and warrants*	94,084
Total pro forma shares included in earnings per share calculations	8,355,743

Vertex Nevada Series A preferred stock

World Waste Series A preferred stock**	1,876,433
World Waste Series B preferred stock***	2,850,009

Total initial Series A preferred stock	4,726,442
———————
*	Based on an exchange ratio of 10 shares of World Waste common stock for each share of Vertex Nevada common stock.

**	Based on an exchange ratio of approximately 2.46 shares of World Waste Series A preferred stock for each share of Vertex Nevada Series A preferred stock.

***	Based on an exchange ratio of approximately 0.086 shares of World Waste Series B preferred stock for each share of Vertex Nevada Series A preferred stock.

f.           To eliminate World Waste’s accumulated deficit, accumulated comprehensive loss, and income statement account balances upon closing of the merger, which was accounted for as an acquisition whereby Vertex Nevada is the accounting acquirer.

g.          In lieu of obtaining shares of Vertex Nevada stock in the merger, a shareholder of World Waste who exercises his or her dissenters’ rights in accordance with California law will be entitled to receive a cash payment equal to the fair market value of the shareholder’s stock as of May 19, 2008. The Company expects such payments, if any, to be immaterial.

h.          As a condition for closing of the merger transaction, World Waste is required to settle all outstanding obligations, therefore, all liabilities are reflected as having been settled for cash in the pro forma balance sheet - see note a. Certain prepaid expenses are expected to be have value after the closing of the merger and are carried over to the successor entity, as reflected in the pro forma balance sheet.

i.           Reconciliation of adjustments to additional paid-in capital:

Vertex LP liabilities assumed under merger	$(1,600,000)
Elimination of World Waste balance at March 31, 2009	$(59,605,371)
World Waste cash	5,848,182
World Waste prepaid expenses transferred	145,733
World Waste settlement of obligations	(328,449)
Cash payment to Vertex LP Partners	(3,400,000)
To reflect World Waste portion of common stock	(2,760)
To reflect Vertex Nevada portion of common stock	(5,502)
To reflect Vertex Nevada Series A preferred stock	(4,726)
Other adjustments to additional paid-in capital	$(57,352,893)

j.           Adjustments to interest income and interest expense reflect the following for the twelve months ended December 31, 2008:

Removal of historical interest income due to change in cash balances	(235,641)
Addition of pro forma interest income based on pro forma cash balance	42,395
Total World Waste interest income (expense) adjustments	$(193,246)

Amounts above reflect estimated interest rates of 8% on debt and 2% on cash balances.

NOTE 2. TAX MATTERS

The historical pro forma results contain no tax provision, as they reflect the combination of World Waste’s substantial net operating losses, for which a tax benefit was not deemed realizable, and a partnership structure, where the associated income or loss passed directly through to the partners. Pro forma income taxes for Vertex Nevada for the year ended December 31, 2008 and for the three months ended March 31, 2009 would have resulted in a benefit of approximately $1.9 million and $486,000, if not passed through to the partners, assuming a 34% effective rate and the separate return method.

At March 31, 2009, World Waste had significant net operating loss carryforwards. The extent to which Vertex Nevada will be able to utilize these carryforwards in future periods will be subject to limitations based on a number of factors, including the number of shares issued within a three-year look-back period, whether the merger is deemed to be a change in control, whether there is deemed to be a continuity of World Waste’s historical business, and the extent of Vertex Nevada’s subsequent income. Vertex Nevada has not yet determined the extent to which it may be able to utilize these carryforwards. Accordingly, no deferred tax asset attributable to World Waste’s net operating loss carryforward has been reflected on the pro forma balance sheet.

NOTE 3. STOCK AND OTHER COMPENSATION

Upon consummation of the merger, all outstanding unvested options granted to employees and non-employees automatically vested and became exercisable. As of March 31, 2009, approximately 6,229,517 (which, upon consummation of the merger, converted into options to acquire 622,952 shares of Vertex Nevada common stock) World Waste options were outstanding. Vertex Energy, Inc. accounts for all options, including those exchanged for World Waste options, in accordance with SFAS 123R. The option exchange was accounted for in accordance with paragraph 84 of FASB Interpretation No. 44 “Accounting for Certain Transactions Involving Stock Compensation.” Exchanged options were valued at the merger date and the related compensation costs were recognized immediately. The pro forma financial statements do not include the potential impact of this modification, which is not expected to be material.

NOTE 4.  EARNINGS (LOSS) PER SHARE

Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity, such as stock options, warrants or convertible securities.

The share numbers set forth below have been adjusted to reflect the merger exchange ratio:

For the year ending December 31, 2008, due to their anti-dilutive effect, World Waste common stock equivalents of 1,281,783, consisting of employee options of 598,800 and non-employee warrants of 682,983, were not included in the calculation of diluted earnings per share at December 31, 2008.

For the three months ended March 31, 2009, due to their anti-dilutive effect, World Waste common stock equivalents of 1,728,912, consisting of World Waste employee options of 598,800, World Waste non-employee warrants of 663,612, and 466,500 Vertex Nevada options were not included in the calculation of diluted earnings per share.

As of March 31, 2009 and December 31, 2008, there were approximately 94,084 warrants outstanding with a nominal exercise price. These warrants, which were fully vested upon issuance, were granted in 2005 and 2006 and were valued at the date of grant. The associated values were amortized over the lives of the debt with which their issuance was related. All such debt was converted or redeemed in 2006 upon the issuance of World Waste’s Series B Preferred Stock, at which time the unamortized balance was expensed. For earnings per share purposes, the warrants are included in basic and diluted earnings per share.